Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608

(Name, address and telephone number of agent for service)

HSBC USA Inc.

(Exact name of obligor as specified in its charter)

Maryland	13-2764867
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

452 Fifth Avenue New York, New York	10018
(Address of principal executive offices)	(Zip code)

Floating Rate Extendible Notes

(Title of the indenture securities)

Item 1.             General Information.  Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.             Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee.	Not applicable.

Item 16.	List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*                 Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

**          Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***   Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Middletown and State of Connecticut on the 22nd day of November 2005.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Robert L. Reynolds
Robert L. Reynolds
Vice President

EXHIBIT 6

November 22, 2005

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Robert L. Reynolds
Robert L. Reynolds
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2005, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,784
Interest-bearing balances		2,075
Securities:
Held-to-maturity securities		0
Available-for-sale securities		28,826
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,426
Securities purchased under agreements to resell		1,006
Loans and lease financing receivables:
Loans and leases held for sale		45,712
Loans and leases, net of unearned income	242,978
LESS: Allowance for loan and lease losses	2,230
Loans and leases, net of unearned income and allowance		240,748
Trading Assets		6,821
Premises and fixed assets (including capitalized leases)		3,712
Other real estate owned		155
Investments in unconsolidated subsidiaries and associated companies		335
Customers’ liability to this bank on acceptances outstanding		82
Intangible assets
Goodwill		8,734
Other intangible assets		11,308
Other assets		15,385

Total assets		$380,109

LIABILITIES
Deposits:
In domestic offices		$270,245
Noninterest-bearing	82,683
Interest-bearing	187,562
In foreign offices, Edge and Agreement subsidiaries, and IBFs		23,338
Noninterest-bearing	4
Interest-bearing	23,334
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		16,167
Securities sold under agreements to repurchase		3,986
Trading liabilities		5,804
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		7,593
Bank’s liability on acceptances executed and outstanding		82
Subordinated notes and debentures		7,045
Other liabilities		10,821

Total liabilities		$345,081

Minority interest in consolidated subsidiaries		66

EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		520
Surplus (exclude all surplus related to preferred stock)		24,671
Retained earnings		9,342
Accumulated other comprehensive income		429
Other equity capital components		0

Total equity capital		34,962

Total liabilities, minority interest, and equity capital		$380,109

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Martin
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate

Federal regulatory authority and is true and correct.

Howard Atkins
John Stumpf	Directors
Carrie Tolstedt